   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996
  -------------------------------------------------------------------------
                             REGISTRATION NO. 33-
                             --------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                IDEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                      --------------------------------
                                   DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                       ---------------------------------
                                   36-3555336
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                       ---------------------------------
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 498-7070
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      ---------------------------------
               WAYNE P. SAYATOVIC, SENIOR VICE PRESIDENT-FINANCE
                        FINANCIAL OFFICER AND SECRETARY
                                IDEX CORPORATION
                           630 DUNDEE ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 498-7070
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                       --------------------------------
                                    COPY TO:
                           MARK A. STEGEMOELLER, ESQ.
                                LATHAM & WATKINS
                          233 SOUTH WACKER, SUITE 5800
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-7700
                       ---------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.
                       ---------------------------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]             --------------------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [x]
                       ---------------------------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]  ____________________

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   [ ]

                        ______________________________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed maximum  Proposed maximum
                                                      Amount to be   offering price   aggregate offering       Amount of
     Title of Securities to be registered              Registered       per unit          price (1)        registration fee
---------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per share. . . . .     75,700 shares      $37.125          $2,810,362            $851.62
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c).


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                                 75,700 SHARES

                                IDEX CORPORATION
                                  COMMON STOCK


         All of the shares of Common Stock of IDEX Corporation (the "Company" or "IDEX") offered hereby are being sold by a shareholder of the Company (the "Selling Shareholder"). See "Selling Shareholder." The Company's Common Stock is traded on the New York Stock Exchange under the symbol "IEX." On October 29, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $37.125 per share. The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholder.

        The Selling Stockholder has informed the Company that he intends to dispose of the shares of Common Stock offered hereby from time to time in one or more of the following transactions: (a) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve crosses and block transactions) on a stock exchange or in the over-the-counter market, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices, or
(d) by any other legally available means. To the extent required, the shares of Common Stock to be sold, the respective purchase price and public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Shareholder from the sale of the shares of Common Stock described herein will be the purchase price of such shares less the aggregate agents' commissions and underwriters' discounts, if any. By agreement, IDEX will pay all of the other expenses of this offering. See "Plan of Distribution."


_________________________________

         See "Investment Considerations" for a discussion of certain factors that should be considered in evaluating an investment in the Common Stock.


                       _________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                       _________________________________



                The Date of this Prospectus is October 31, 1996

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, part of which has been omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. The Registration Statement, including exhibits thereto, as well as such reports and other information filed by the Company with the Commission can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; 75 Park Place, New York, New York 10007, Room 1400; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 at prescribed rates.
Such materials can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission also maintains a Web site that contains registration statements, reports, proxy and information statements and other materials regarding the Company that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus and made a part hereof: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1996; the Company's Current Report on Form 8-K dated July 29, 1996; the Company's proxy statement dated March 26, 1996 relating to the 1996 Annual Meeting of Shareholders; and the description of the Company's Common Stock contained in the Company's registration under Section 12 of the Exchange Act, dated April 19, 1996, including any amendment or report updating such description. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents," provided, however, that documents enumerated above or subsequently filed by the Company pursuant to
Section 13 or 14 of the Exchange Act prior to the filing of the Company's Annual Report on Form 10-K for the most recent fiscal year with the Commission shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for such copies should be directed to IDEX Corporation, 630 Dundee Road, Northbrook, Illinois 60062 (telephone number
(847) 498-7070), Attention: Secretary.

                              SELLING SHAREHOLDER

         As of July 29, 1996, Mitchell H. Saranow (the "Selling Shareholder"), owned an aggregate of 75,700 shares of Common Stock of the Company, constituting approximately 0.4% of the outstanding Common Stock of the Company. The Selling Shareholder acquired his shares as consideration for the sale of all of the outstanding shares of The Saranow Company, an entity engaged in the management of the Fluid Management business, to a subsidiary of the Company as part of the Fluid Management Acquisition. The Selling Shareholder (together with his wife and trusts for the benefit of his children) indirectly owned a substantial equity interest in Fluid Management Limited Partnership and, as such, received significant proceeds from the Fluid Management Acquisition. The Selling Shareholder has not had a material relationship with the Company in the past three years other than in connection with the Fluid Management Acquisition. The Selling Shareholder is currently the Chairman of the Board of Directors of Fluid Management, Inc., a subsidiary of the Company.

         The Selling Shareholder proposes to sell 75,700 shares of the Company's Common Stock from time to time and retain no shares upon completion of the offering.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder may sell Common Stock to or through underwriters and also may sell Common Stock directly to other purchasers or through agents.

         The Selling Stockholder has informed the Company that he intends to dispose of the shares of Common Stock offered hereby from time to time in one or more of the following transactions: (a) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve crosses and block transactions) on a stock exchange or in the over-the-counter market, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices, or (d) by any other legally available means.


         In connection with the sale of Common Stock, underwriters may receive compensation from the Selling Shareholder or from purchasers of Common Stock for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The Selling Shareholder, underwriters, dealers and agents that participate in the distribution of Common Stock may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Common Stock by them may be deemed to be underwriting discounts and commissions under the Exchange Act. To the extent required at the time any particular offer of the shares of Common Stock described herein is made, a Prospectus supplement will be distributed which will set forth the aggregate amount of shares of Common Stock being offered, the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

         Under agreements which may be entered into by the Selling Shareholder, underwriters, dealers and agents who participate in the distribution of Common Stock may be entitled to indemnification by the Selling Shareholder against certain liabilities, including liabilities under the Exchange Act. The underwriting of any offering of Common Stock by the Selling Shareholder will conform to the requirements set forth in the applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

         To comply with certain states' securities laws, if applicable, the Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be offered or sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution, as such term is defined in Rule 10b-6 under the Exchange Act, of the Securities may not simultaneously engage in certain market making activities with respect to such Securities for a specified period or periods prior to the commencement of such distribution. In addition to and without limiting the foregoing, the Selling Shareholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-2, 10b-6 and 10b-7, which rules may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholder or any such other person.

         Pursuant to agreements entered into with the Selling Shareholder at the time the Common Stock was issued, IDEX will pay substantially all of the expenses incident to the registration, offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts) are estimated to be approximately $13,000.

                                LEGAL MATTERS

         The legality of the Common Stock offered hereby has been passed upon for IDEX by Latham & Watkins, Chicago, Illinois.

                                    EXPERTS

         The financial statements and the related financial statement schedules as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Financial Statements of Fluid Management Limited Partnership., incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated July 29, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports given upon their authority as experts in accounting and auditing.

                 ___________________________________________________

                 No dealer, salesman, or other person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering made by this Prospectus and information or representations not herein contained, if given or made, must not be called upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                 ______________________________


                 ___________________________________________________


                                    75,700 Shares



                                  IDEX CORPORATION



                                     Common Stock



                           _______________________________

                                     PROSPECTUS

                           _______________________________



                                   October 31, 1996



                 ___________________________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate (except for the Commission and NYSE fees) of the fees and expenses payable by the Registrant in connection with the distribution of the Common Stock:

         Securities and Exchange Commission registration fee  . . . . . .    $   852
         Legal fees . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,000
         Accountants' fees  . . . . . . . . . . . . . . . . . . . . . . .      5,000
         NYSE listing fee . . . . . . . . . . . . . . . . . . . . . . . .      1,500
         Chicago Stock Exchange listing fee . . . . . . . . . . . . . . .        379
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .        269
                                                                             -------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $13,000
                                                                             =======

-----------------------

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of IDEX, as amended (filed as Exhibits 4.1 through 4.2(a)), provide for indemnification of officers and directors to the fullest extent permitted by applicable law.

         The Registration Rights Agreement between IDEX and the Selling Shareholder relating to the Common Stock requires IDEX, on the one hand, and the Selling Shareholder, on the other hand, under certain circumstances, to indemnify each other and their respective officers and directors against certain liabilities, including liabilities under the Securities Act, incurred in connection with the registration of such securities.

         IDEX has entered into contracts with each of its officers and directors requiring IDEX to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he believed to be in or not opposed to the best interest of such corporation, and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification. The contracts also require IDEX to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

ITEM 16.         EXHIBITS.

              Exhibit
               Number       Description
               ------       -----------
                 2.1        Asset Purchase Agreement dated July 26, 1996 between IDEX and Fluid Management
                            Limited Partnership, Fluid Management U.S. L.L.C., Fluid Management Service,
                            Inc., Fluid Management Canada, L.L.C., Fluid Management France, SNC, FM
                            International, Inc., and Fluid Management Europe B.V. (incorporated by reference to Exhibit No. 2.1 to the Quarterly Report of IDEX on Form 10-Q for the quarter ended June 30, 1996, Commission File No. 1-10235).  A copy of the omitted schedules will be furnished to the Commission upon request.

                 4.1        Restated Certificate of Incorporation of IDEX (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of
                            IDEX Corporation, et all., Registration No. 33-21205, as filed on April 21,
                            1988).

              4.1(a)        Amendment to Restated Certificate of Incorporation of IDEX, as amended
                            (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report of IDEX on
                            Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235).

                 4.2        Amended and Restated Bylaws of IDEX (incorporated by reference to Exhibit No.
                            3.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1
                            of IDEX Corporation, et al., Registration No. 33-21205, as filed on July 17,
                            1989).

              4.2(a)        Amended and Restated Article III, Section 13 of the Amended and Restated Bylaws
                            of IDEX (incorporated by reference to Exhibit No. 3.2(a) to Post-Effective
                            Amendment No. 3 to the Registration Statement on Form S-1 of IDEX Corporation,
                            et al., Registration No. 33-21205, as filed on February 12, 1990).

                 4.3        Specimen Common Stock Certificate (incorporated by reference to Exhibit No. 4.3 to the Registration Statement on Forms S-2 of IDEX Corporation, et al.,
                            Registration No. 33-42208, as filed on September 16, 1991).

                  *5        Opinion of Latham & Watkins regarding the legality of the securities being offered.

               24(a)        Consent of Latham & Watkins (included in their opinion filed as Exhibit 5).

              *24(b)        Consent of Deloitte & Touche LLP for IDEX Financial Statements.

              *24(c)        Consent of Deloitte & Touche LLP for Fluid Limited Partnership Financial
                            Statements..

                 *25        Powers of Attorney of Messrs. Boyce, Sayatovic, Heath, Luers, Raether,
                            Robbins, Roberts, Springer and Tokarz.

__________________________________
* filed herewith

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such as indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling persons of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on the 31st day of October, 1996.



                                        IDEX CORPORATION

                                        By  /S/  WAYNE P. SAYATOVIC
                                            --------------------------------
                                                 Wayne P. Sayatovic
                                            Senior Vice President - Finance,
                                            Chief Financial
                                            Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                              Title                                Date
              ---------                              -----                                ----
 /S/    DONALD N. BOYCE               Chairman of the Board, President                  October 31, 1996
 ------------------------------       and Chief Executive Officer
        Donald N. Boyce

      WAYNE P. SAYATOVIC*             Senior Vice President - Finance,                  October 31, 1996
 --------------------------           Chief Financial Officer and
      Wayne P. Sayatovic              Secretary (Principal Financial
                                      and Accounting Officer)

        RICHARD E. HEATH*             Director                                          October 31, 1996
 --------------------------------
        Richard E. Heath

        WILLIAM H. LUERS*             Director                                          October 31, 1996
 ---------------------------------
        William H. Luers

         PAUL E. RAETHER*             Director                                          October 31, 1996
 ---------------------------------
         Paul E. Raether

       CLIFTON S. ROBBINS*            Director                                          October 31, 1996
 -------------------------------
       Clifton S. Robbins

      GEORGE R. ROBERTS*              Director                                          October 31, 1996
 -----------------------------
      George R. Roberts

         NEIL A. SPRINGER*            Director                                          October 31, 1996
 ---------------------------------
         Neil A. Springer

       MICHAEL T. TOKARZ*             Director                                          October 31, 1996
 -----------------------------
       Michael T. Tokarz


*By:        Wayne P. Sayatovic
     -----------------------------------------
            Wayne P. Sayatovic
        Individually and as Attorney-in-Fact


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